Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Advent Technologies A/S included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-253114) and related Prospectus of Advent Technologies Holdings, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 15, 2022